Table of Contents

As filed with the Securities and Exchange Commission on December 22, 2020.

Registration No. 333-251530

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNS Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	82-2318545
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2100 West Loop South, Suite 900

Houston, TX 77027

(800) 946-9185

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. John Climaco

Chief Executive Officer

2100 West Loop South, Suite 900

Houston, TX 77027

(800) 946-9185

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cavas S. Pavri Schiff Hardin LLP 100 N. 18th, Suite 300 Philadelphia, PA 19103 Telephone: (202) 724-6847 Fax: (202) 778-6460	Robert Cohen Richard Bass McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee
Common stock, par value $0.001 per share (2)	$11,500,000	$1,254.65
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof (4)
Warrants to purchase shares of common stock and shares of common stock issuable upon exercise thereof(4)(5)(6)	$6,325,000	$690.06
Total	$17,825,000	$1,944.71 (7)

__________

(1) Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3) The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price for the common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $11,500,000.

(4) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5) The warrants to purchase common stock are exercisable at a per share price equal to 110% of the public offering price of one share of common stock. The proposed maximum aggregate public offering price of the shares of common stock issuable upon the exercise of the warrants to purchase common stock was calculated to be $6,325,000, which is equal to 110% of $5,750,000 (which is equal to 50% of $11,500,000), since each share of common stock or each pre-funded warrant will receive a warrant to purchase one-half of one share of common stock.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(7) $1,254.65 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion Dated December 22, 2020.

4,048,583 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 4,048,583 Shares of Common Stock

Warrants to Purchase Up to 2,024,292 Shares of Common Stock

CNS Pharmaceuticals, Inc.

We are offering 4,048,583 shares of common stock, $0.001 par value per share, of CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and warrants to purchase up to 2,024,292 shares of our common stock (and the common stock issuable from time to time upon the exercise of the warrants) in a firm commitment underwritten public offering. Each share of our common stock is being sold together with a warrant, or a purchase warrant, to purchase up to 0.5 shares of our common stock. Each purchase warrant will have an exercise price per share of not less than 110% of the public offering price, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date.

We are also offering to each purchaser, if any, whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant is exercisable for one share of our common stock and has an exercise price of $0.001 per share. For each pre-funded warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis. Each pre-funded warrant purchased in this offering in lieu of common stock is also being sold together with a purchase warrant. This offering also relates to the shares of common stock issuable upon exercise of the purchase warrants and any pre-funded warrants sold in this offering. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the purchase warrants and pre-funded warrants offered hereby.

The shares of common stock and pre-funded warrants, if any, can each be purchased only with the accompanying purchase warrants (other than the over-allotment option), but will be issued separately, and will be immediately separable upon issuance.

Our common stock is listed on the NASDAQ Capital Market, or Nasdaq, under the symbol “CNSP”. The last reported sale price of our common stock on Nasdaq on December 21, 2020 was $2.47 per share. We do not intend to list the pre-funded warrants or purchase warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

We have assumed a public offering price of $2.47 per share (and $2.469 per pre-funded warrant), which was the last reported sale price for our common stock on Nasdaq on December 21, 2020. The actual public offering price of the shares of common stock and the pre-funded warrants, and the exercise price for the accompanying purchase warrant, will be determined through negotiation between us and the underwriters at the time of pricing, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus as an assumed public offering price may not be indicative of the actual public offering price.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 7 of this prospectus before you make your decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and accompanying Purchase Warrant	Per Pre-Funded Warrant and accompanying Purchase Warrant	Total
Public offering price (1)	$	$	$
Underwriting discounts and commissions (7.0%) (1)(2)	$	$	$
Proceeds to us, before expenses	$	$	$

_________________

(1)	The public offering price is $ per share of common stock and accompanying purchase warrant and $ per pre-funded warrant and accompanying purchase warrant.
(2)	Does not include certain expenses of the underwriters. See “Underwriting” beginning on page 22 of this prospectus for additional information regarding underwriting compensation.

We have granted a 45-day option to the underwriter to purchase up to 607,287 additional shares of common stock (up to 15% of the number of shares of common stock and pre-funded warrants sold in the primary offering) and/or additional purchase warrants to purchase up to 303,644 shares of common stock (up to 15% of the number of purchase warrants sold in the primary offering), solely to cover overallotments, if any.

Delivery of the shares of our common stock, purchase warrants and any pre-funded warrants is expected to be made on or about                  , 2020.

__________________

Sole Book-Running Manager

A.G.P.

The date of this prospectus is                        , 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

i

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, each included elsewhere in this prospectus.

Overview

We are a clinical pharmaceutical company organized as a Nevada corporation in July 2017 to focus on the development of anti-cancer drug candidates for the treatment of brain and central nervous system tumors, based on intellectual property that we license under license agreements with Houston Pharmaceuticals, Inc. (“HPI”) and The University of Texas M.D. Anderson Cancer Center (“UTMDACC”) and own pursuant to a collaboration and asset purchase agreement with Reata Pharmaceuticals, Inc. (“Reata”).

We believe our lead drug candidate, Berubicin, if approved by the FDA, may be a significant discovery in the treatment of glioblastoma. Glioblastoma are tumors that arise from astrocytes, which are star-shaped cells making up the supportive tissue of the brain. These tumors are usually highly malignant (cancerous) because the cells reproduce quickly, and they are supported by a large network of blood vessels. Berubicin is an anthracycline, which is a class of drugs that are among the most powerful chemotherapy drugs known. Based on limited clinical data, we believe Berubicin is the first anthracycline that appears to have crossed the blood brain barrier and target brain cancer cells. While our current focus is solely on the development of Berubicin, we are also in the process of attempting to secure intellectual property rights in additional compounds that may be developed into drugs to treat cancers.

Berubicin was discovered at MD Anderson by Dr. Waldemar Priebe, the founder of the Company. Through a series of transactions, Berubicin was initially licensed to Reata. Reata conducted a Phase I clinical trial on Berubicin but subsequently allowed their IND with the FDA to lapse for strategic reasons. This required us to obtain a new IND for Berubicin before beginning further clinical trials. On December 17, 2020, we announced that our IND application with the FDA for Berubicin for the treatment of Glioblastoma Multiforme was in effect. We intend to initiate our trial during the first quarter of 2021 to investigate the efficacy of Berubicin in adults with Glioblastoma Multiforme who have failed first-line therapy. Recent correspondence between us and the FDA resulted in modifications to our previously disclosed trial design, including designating overall survival (OS) as the primary endpoint of the study. OS is a rigorous endpoint that the FDA has recognized as a basis for approval of oncology drugs when a statistically significant improvement can be shown relative to a randomized control arm.

The planned Phase 2 trial will evaluate the efficacy of Berubicin in patients with Glioblastoma Multiforme who have failed primary treatment for their disease, and results will be compared to the current standard of care, with 2 to 1 randomization of the 243 patients to Berubicin or Lomustine. Subjects receiving Berubicin will be administered a 2-hour IV infusion of 7.5 mg/m2 berubicin hydrochloride daily for three consecutive days followed by 18 days off (21-day cycle). Lomustine is administered orally. The trial will include an interim analysis that will evaluate the comparative effectiveness of these treatments. The trial's adaptive design is intended to allow this interim analysis of the data to demonstrate meaningful differences in efficacy between treatments and then to allow an adjustment to the size of the patient population in the trial for maximum efficiency in terms of time in development. Even if Berubicin is approved, there is no assurance that patients will choose an infusion treatment, as compared to the current standard of care, which requires oral administration.

We do not have manufacturing facilities and all manufacturing activities are contracted out to third parties. Additionally, we do not have a sales organization.

On November 21, 2017, we entered into a Collaboration and Asset Purchase Agreement with Reata (the “Reata Agreement”). Pursuant to the Reata Agreement we purchased all of Reata’s intellectual property and development data regarding Berubicin, including all trade secrets, knowhow, confidential information and other intellectual property rights, which we refer to as the Reata Data.

1

On December 28, 2017, we obtained the rights to a worldwide, exclusive royalty-bearing, license to the chemical compound commonly known as Berubicin from HPI in an agreement we refer to as the HPI License. HPI is affiliated with Dr. Priebe, who controls a majority of our shares. Under the HPI License we obtained the exclusive right to develop certain chemical compounds for use in the treatment of cancer anywhere in the world. In the HPI License we agreed to pay HPI: (i) development fees of $750,000 over a three-year period beginning November 2019; (ii) a 2% royalty on net sales; (iii) a $50,000 per year license fee; (iv) milestone payments of $100,000 upon the commencement of a Phase II trial and $1.0 million upon the approval of an New Drug Application (“NDA”) for Berubicin; and (v) 200,000 shares of our common stock. The patents we licensed from HPI expired in March 2020.

On June 10, 2020, the FDA granted Orphan Drug Designation (“ODD”) for Berubicin for the treatment of malignant gliomas. ODD from the FDA is available for drugs targeting diseases with less than 200,000 cases per year. ODD may enable market exclusivity of 7 years from the date of approval of a NDA in the United States. During that period the FDA generally could not approve another product containing the same drug for the same designated indication. Orphan drug exclusivity will not bar approval of another product under certain circumstances, including if a subsequent product with the same active ingredient for the same indication is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care, or if the company with orphan drug exclusivity is not able to meet market demand. The ODD now constitutes our primary intellectual property protections although the Company is exploring if there are other patents that could be filed related to Berubicin to extend additional protections.

With the Reata Agreement and the HPI License, we believe we have obtained all rights and intellectual property necessary to develop Berubicin. As stated earlier, it is our plan to obtain additional intellectual property covering other compounds which, subject to the receipt of additional financing, may be developed into drugs for brain and other cancers.

On January 10, 2020, we entered into a Patent and Technology License Agreement (the “1244 Agreement”) with The Board of Regents of The University of Texas System, an agency of the State of Texas, on behalf of the UTMDACC. Pursuant to the 1244 Agreement, we obtained a royalty-bearing, worldwide, exclusive license to certain intellectual property rights, including patent rights, related to our WP1244 drug technology. In consideration, we must make payments to UTMDACC including an up-front license fee, annual maintenance fee, milestone payments and royalty payments (including minimum annual royalties) for sales of licensed products developed under the 1244 Agreement. The term of the 1244 Agreement expires on the last to occur of: (a) the expiration of all patents subject to the 1244 Agreement, or (b) fifteen years after execution; provided that UTMDACC has the right to terminate the 1244 Agreement in the event that we fail to meet certain commercial diligence milestones.

On March 20, 2020, we entered into a Development Agreement with WPD Pharmaceuticals (“WPD”) (the “Development Agreement”), a company founded by Dr. Priebe. Pursuant to the Development Agreement, WPD agreed to use its commercially reasonable efforts in good faith to develop and commercialize certain products that WPD had previously sublicensed, solely in the field of pharmaceutical drug products for the treatment of any viral infection in humans, with a goal of eventual approval of in certain territories consisting of: Poland, Estonia, Latvia, Lithuania, Belarus, Ukraine, Romania, Armenia, Azerbaijan, Georgia, Slovakia, Czech Republic, Hungary, Uzbekistan, Kazakhstan, Greece, Austria, Russia, Netherlands, Turkey, Belgium, Switzerland, Sweden, Portugal, Norway, Denmark, Ireland, Finland, Luxembourg, Iceland. Pursuant to the Development Agreement, we agreed to pay WPD the following payments: (i) an upfront payment of $225,000 to WPD (paid in April 2020); and (ii) within thirty days of the verified achievement of the Phase II Milestone, (such verification shall be conducted by an independent third party mutually acceptable to the parties hereto), we will make a payment of $775,000 to WPD. WPD agreed to pay us a development fee of 50% of the net sales for any products in the above territories; provided that Poland shall not be included as a territory after WPD receives marketing approval for a product in one-half of the countries included in the agreed upon territories or upon the payment by WPD to us of development fees of $1.0 million. The term of the Development Agreement will expire on the expiration of the sublicense pursuant to which WPD has originally sublicensed the products, which will occur upon the expiration of the patents subject to the sublicense agreement, the earliest of which expires in 2024.

On May 7, 2020, pursuant to the WP1244 Portfolio license agreement described above, the Company entered into a Sponsored Research Agreement with UTMDACC to perform research relating to novel anticancer agents targeting CNS malignancies. The Company agreed to fund approximately $1,134,000 over a two-year period. The Company will pay and record $734,000 in 2020 related to this agreement in research and development expenses in the Company’s Statements of Operations. The remainder will be paid and recorded in 2021. The principal investigator for this agreement is Dr. Priebe. As of September 30, 2020, the Company has paid $334,000 in research and development expenses to UTMDACC.

2

On May 1, 2020, the Securities and Exchange Commission (“SEC”) announced a temporary suspension of trading in our securities due to statements made by us and others in press releases issued between March 23, 2020 and April 13, 2020 concerning our business, including the status of development of a drug candidate labeled WP1122, the status of testing WP1122's impact on COVID-19, and the ability to expedite regulatory approval of any such treatment. Pursuant to the suspension order, the trading halt was initiated at 9:30 a.m. EDT on May 4, 2020 and terminated at 11:59 p.m. EDT on May 15, 2020. Commencing May 18, 2020, the Nasdaq Stock Market placed a halt on the trading of our common stock pending the receipt of additional information. This halt was lifted on May 28, 2020. We believe in the accuracy and adequacy of our public disclosures, but can provide no assurances that we will not encounter future similar actions, which may adversely affect the holders of our common stock. Since the trading halt was lifted, we have not received any further communication from the SEC or Nasdaq on the foregoing.

On September 15, 2020, we entered into a purchase agreement, and a registration rights agreement, with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to $15.0 million worth of our common stock. Under the terms and subject to the conditions of the purchase agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $15.0 million worth of shares of our common stock. Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 36-month period. As consideration for Lincoln Park’s irrevocable commitment to purchase our common stock upon the terms of and subject to satisfaction of the conditions set forth in the purchase agreement, upon execution of the purchase agreement, we issued 201,991 shares of common stock to Lincoln Park as commitment shares.

Risks Relating to Our Business

As a preclinical stage pharmaceutical company, our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors”:

•	we will require substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations;

•	we currently do not have regulatory approval for any drug candidates, in the United States or elsewhere, and although we plan to conduct clinical trials in the United States for Berubicin in the future, there is no assurance that we will be successful in our clinical trials or receive regulatory approval in a timely manner, or at all;

•	we intend to commence our Phase 2 clinical trial for Berubicin in the first quarter of 2021, and may encounter unforeseen delays due to the effects of the COVID-19 outbreak, including, without limitation, delays in recruitment for our clinical trials and delays in the production of our drug product;

•	we currently do not carry product liability insurance covering any of our drug candidates and, although we intend to obtain product liability insurance for future clinical trial liability that we may incur, there can be no assurance that we will secure adequate coverage or that, even if we do so, any such coverage will be sufficient to prevent the exposure of our operations to significant potential liability in the future;

•	the three patents we have licensed from HPI expired in March 2020. Additionally, our products and technologies are complex and any patents we obtain in the future may not be sufficient to protect our products where a series of patents may be needed. Further, we may not have the necessary financial resources to enforce or defend our future patents or patent applications. In addition, any patent applications we may have made or may make relating to inventions for our actual or potential products and technologies may not result in patents being issued or may result in patents that provide insufficient or incomplete coverage for our inventions;

•	third parties may claim that the manufacture, use or sale of our technologies infringes their intellectual property rights. As with any litigation where such claims may be asserted, we may have to seek licenses, defend infringement actions or challenge the validity of those patents in the patent office or the courts. If these are not resolved favorably, we may not be able to continue to develop and commercialize our drug candidates. Even if we were able to obtain rights to a third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors potential access to the same intellectual property. If we are found liable for infringement or are not able to have these patents declared invalid or unenforceable, we may be liable for significant monetary damages, encounter significant delays in bringing products to market or be precluded from participating in the manufacture, use or sale of products or technologies by patents of others. We may not have identified, or be able to identify in the future, U.S. or foreign patents that pose a risk of potential infringement claims;

3

•	prior to our IPO, we completed related party transactions that were not conducted on an arm’s length basis. We acquired our license rights from HPI, and Dr. Waldemar Priebe, our founder and largest shareholder, controls HPI. Since this transaction was not conducted on an arm’s length basis, it is possible that the terms were less favorable to us than in an arm’s length transaction;

•	our chief medical officer and chief science officer are currently working for us on a part time basis. Our chief executive officer, chief medical officer and chief science officer, also provide services for other companies in our industry and such other positions may create conflicts of interest for such officers in the future;

•	we have never been profitable, have not generated significant revenue to date and we expect to incur significant additional losses to fund our clinical trials;

•	the pharmaceutical industry is subject to significant regulation and oversight in the U.S., in addition to approval of products for sale and marketing;

•	our short-to-medium term prospects depend largely on our ability to develop and commercialize one drug candidate, Berubicin, and our ability to generate revenues in the future will depend heavily on the successful development and commercialization of Berubicin;

•	we may be subject to delays in our clinical trials, which could result in increased costs and delays or limit our ability to obtain regulatory approval for any drug candidates;

•	we have never commercialized any of our drug candidates, including Berubicin, and, even if approved, our drug candidates may not be accepted by healthcare providers or healthcare payors; and

•	we may be unable to maintain and protect our intellectual property assets, which could impair the advancement of our pipeline and commercial opportunities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (JOBS Act), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.07 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Company Information

Our principal executive offices are located at 2100 West Loop South, Suite 900, Houston, TX 77027. Our website address is www.cnspharma.com. The information on or accessible through our website is not part of this prospectus.

4

The Offering

Common stock we are offering	4,048,583 shares
Pre-funded warrants we are offering

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the price at which a share of common stock is being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant is $0.001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the pre-funded warrants. In addition, the holder of the pre-funded warrant will be entitled to receive upon exercise of the pre-funded warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the pre-funded warrant immediately prior to such fundamental transaction. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis.

Purchase warrants we are offering

Each share of common stock and each pre-funded warrant is being sold together with a purchase warrant to purchase up to 0.5 shares of our common stock. Each purchase warrant will have an exercise price per share of not less than 110% of the public offering price, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each holder of purchase warrants will be prohibited from exercising its purchase warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. This offering also relates to the offering of the shares of common stock issuable upon the exercise of the purchase warrants.

Over-allotment option

We have granted a 45-day option to the underwriter to purchase up to 607,287 additional shares of common stock (up to 15% of the number of shares of common stock and pre-funded warrants sold in the primary offering) and/or purchase warrants to purchase up to an aggregate of 303,644 additional shares of common stock (up to 15% of the number of purchase warrants sold in the primary offering) solely to cover overallotments, if any.

Common stock outstanding immediately before this offering	18,106,151 shares
Common stock outstanding immediately after this offering

22,154,734 shares (22,762,021 shares if the underwriters’ option to purchase additional shares is exercised in full), in each case assuming no exercise of the pre-funded warrants issued in this offering.

5

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $9.1 million, or approximately $10.5 million if the underwriters exercise their over-allotment option in full, excluding any proceeds that may be received upon the exercise of the purchase warrants, at an assumed public offering price of $2.47 per share and accompanying purchase warrant, which is closing price of our common stock as reported on NASDAQ on December 21, 2020, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the proceeds from this offering primarily to fund development costs for Berubicin and for working capital. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.
Lock-up

We have agreed, subject to certain exceptions and without the approval of the representative of the underwriters, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 90 days following the closing of the offering of the shares. Our directors and officers have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for 90 days following the closing of the offering of the shares. See “Underwriting” for more information.

Nasdaq listing symbol	“CNSP.” There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

The number of shares of common stock to be outstanding after this offering is based on 18,106,151 shares outstanding as of December 21, 2020, and does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants or purchase warrants being offered by us in this offering, as well as:

•	3,986,630 shares of common stock underlying outstanding warrants at a weighted average exercise price of $3.99 per share;

•	2,200,736 shares of common stock underlying outstanding options with a weighted average exercise price of $2.00 per share, which options vest over a three to four-year period; and

•	2,799,264 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan;

Except as otherwise indicated, all information in this prospectus reflects and assumes no exercise by the underwriters of their overallotment option to purchase additional shares of common stock and/or purchase warrants from us.

6

Risk Factors

Investing in our common stock and warrants involves a high degree of risk. Before investing in our common stock and warrants, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference herein in their entirety. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the consolidated financial statements and the related notes, before making a decision to buy our common stock and warrants. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

We are using the proceeds from this offering to, among other uses, advance Berubicin through clinical development. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. We will require substantial additional future capital in order to complete clinical development and commercialize Berubicin. If the FDA requires that we perform additional nonclinical studies or clinical trials, our expenses would further increase beyond what we currently expect and the anticipated timing of any potential approval of Berubicin would likely be delayed. Further, there can be no assurance that the costs we will need to incur to obtain regulatory approval of Berubicin will not increase.

We will continue to require substantial additional capital to continue our clinical development and commercialization activities. Because successful development of our product candidates is uncertain, we are unable to estimate the actual amount of funding we will require to complete research and development and commercialize our products under development.

The amount and timing of our future funding requirements will depend on many factors, including but not limited to:

•       whether our plan for clinical trials will be completed on a timely basis;

•       any delays in our clinical trials caused by the COVID-19 outbreak;

•       whether we are successful in obtaining an accelerated approval pathway with the FDA related to Berubicin;

•       the progress, costs, results of and timing of our clinical trials for Berubicin;

•       the outcome, costs and timing of seeking and obtaining FDA and any other regulatory approvals;

•       the costs associated with securing and establishing commercialization and manufacturing capabilities;

•       market acceptance of our product candidates;

•       the costs of acquiring, licensing or investing in businesses, products, product candidates and technologies;

•       our ability to maintain, expand and enforce the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

7

•       our need and ability to hire additional management and scientific and medical personnel;

•       the effect of competing drug candidates and new product approvals;

•       our need to implement additional internal systems and infrastructure, including financial and reporting systems; and

•       the economic and other terms, timing of and success of our existing licensing arrangements and any collaboration, licensing or other arrangements into which we may enter in the future.

Some of these factors are outside of our control. We may seek additional funding through a combination of equity offerings, debt financings, government or other third-party funding, commercialization, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us.

We have completed related party transactions with entities affiliated with our largest shareholder.

Prior to our IPO, we acquired the rights to Berubicin pursuant to a license agreement with HPI, a company affiliated with our largest shareholder, Dr. Waldemar Priebe. Under the HPI License we obtained the exclusive right to develop certain chemical compounds for use in the treatment of cancer anywhere in the world. In the HPI License we agreed to pay HPI: (i) development fees of $750,000 over a three-year period beginning November 2019; (ii) a 2% royalty on net sales; (iii) a $50,000 per year license fee; (iv) milestone payments of $100,000 upon the commencement of a Phase II trial and $1.0 million upon the approval of an New Drug Application (“NDA”) for Berubicin; and (v) 200,000 shares of our common stock.

On March 20, 2020, we entered into a Development Agreement with WPD, a company founded by Dr. Priebe. Pursuant to the Development Agreement, WPD agreed to use its commercially reasonable efforts in good faith to develop and commercialize certain products that WPD had previously sublicensed, solely in the field of pharmaceutical drug products for the treatment of any viral infection in humans, with a goal of eventual approval of in certain territories in Eastern Europe and parts of Asia. Pursuant to the Development Agreement, we agreed to pay WPD the following payments: (i) an upfront payment of $225,000 to WPD (paid in April 2020); and (ii) within thirty days of the verified achievement of the Phase II Milestone, (such verification shall be conducted by an independent third party mutually acceptable to the parties hereto), we will make a payment of $775,000 to WPD. WPD agreed to pay us a development fee of 50% of the net sales for any products in the above territories; provided that Poland shall not be included as a territory after WPD receives marketing approval for a product in one-half of the countries included in the agreed upon territories or upon the payment by WPD to us of development fees of $1.0 million.

Due to the relationship between our company and Dr. Priebe, it is possible that the terms of our agreements with HPI and WPD were less favorable to us than in a transaction negotiated with an unaffiliated third party.

8

The COVID-19 outbreak may delay recruitment in our clinical trials, may delay our ability to have our drug product manufactured, may continue or worsen, and may affect the activities of the FDA, EMA or other health authorities, which could result in delays in meetings related to our planned clinical trials and ultimately of reviews and approvals of our product candidates.

We expect to commence our clinical trial for Berubicin in the first quarter of 2021. The COVID-19 outbreak may delay recruitment in our clinical trial and may continue or worsen. In addition, it may delay our ability to have our drug product manufactured. It may also delay the approvals of our product candidate due to its effect on the activities of the FDA, EMA or other health authorities, which could result in delays in meetings related to our planned clinical trials. The spread of COVID-19 may also slow potential enrollment of clinical trials and reduce the number of eligible patients for our clinical trials. The COVID-19 outbreak and mitigation measures also have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed. The extent to which the COVID-19 outbreak impacts our business and operations will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. In addition, certain of our collaborative relationships with facilities and institutions in the United States and Europe may be materially and adversely impacted by protective measures taken by those institutions or federal and state agencies and governing bodies to restrict access to, or suspend operations at, such facilities. Such protective measures, including quarantines, travel restrictions and business shutdowns, may also have a material negative affect on our core operations.

Our licensed U.S. patents expired in March 2020, the expiration of our patents may subject us to increased competition, and the Orphan Drug Designation we received for Berubicin will not bar approval of other similar products under certain circumstances.

The U.S. patents for Berubicin that we licensed from HPI expired in March 2020, and such expiration may subject us to increased competition. On June 10, 2020, the FDA granted Orphan Drug Designation (“ODD”) for Berubicin for the treatment of malignant gliomas. ODD from the FDA is available for drugs targeting diseases with less than 200,000 cases per year. ODD may enable market exclusivity of 7 years from the date of approval of a NDA in the United States. During that period the FDA generally could not approve another product containing the same drug for the same designated indication. Orphan drug exclusivity will not bar approval of another product under certain circumstances, including if a subsequent product with the same active ingredient for the same indication is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care, or if the company with orphan drug exclusivity is not able to meet market demand. The ODD now constitutes our primary intellectual property protections although we are exploring if there are other patents that could be filed related to Berubicin to extend additional protections. However, we can provide no assurance that we will be able to file or receive additional patent protection. The failure to obtain additional patent protection will reduce the barrier to entry for competition for Berubicin, which may adversely affect our operations.

Our chief medical officer and chief science officer are currently working for us on a part-time basis. Our chief executive officer, chief medical officer and chief science officer, also provide services for another company in our industry and such other positions may create conflicts of interest for such officers in the future.

Certain of our key employees are currently part-time and/or provide services for other biotechnology development efforts, including companies, with respect to our chief executive officer and chief medical officer, which are developing anti-cancer drug candidates. Specifically, John M. Climaco, our chairman and chief executive officer, is also serving as a director for Moleculin Biotech, Inc., a company also actively developing anticancer drugs. Sandra Silberman, our chief medical officer, is the chief medical officer for New Products at Moleculin, and Donald Picker, our chief science officer, is the chief scientific officer at Moleculin. In addition to our officers’ part-time status, since Mr. Climaco, Dr. Silberman and Dr. Picker are associated with another company that is developing anti-cancer drug candidates, they may encounter conflicts of interest in the future.

In May 2020, the SEC issued an order suspending the trading of our common stock and Nasdaq issued a trading halt in our common stock.

On May 1, 2020, the SEC, pursuant to Section 12(k) of the Exchange Act, ordered the temporary suspension of trading in our securities because of questions regarding the accuracy and adequacy of information in the marketplace about us and our securities. Pursuant to the suspension order, the suspension commenced at 9:30 a.m. EDT on May 4, 2020 and terminated at 11:59 p.m. EDT on May 15, 2020. On May 15, 2020, Nasdaq issued a trading halt in our common stock pending the receipt of requested information, which halt was released on May 28, 2020. We believe in the accuracy and adequacy of our public disclosures, but can provide no assurances that we will not encounter future similar actions, which may adversely affect the holders of our common stock.

9

Risks Related to this Offering

Our executive officers, directors, major stockholder and their respective affiliates will continue to exercise significant control over us after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Immediately following the completion of this offering, the existing holdings of our executive officers, directors, major stockholders and their affiliates, will be, in the aggregate, approximately 45.5% of our outstanding common stock (or 44.2% if the underwriters exercise their over-allotment option in full). As a result, these stockholders will be able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets.

These stockholders acquired their shares of common stock for substantially less than the price of the shares of common stock being acquired in this offering, and these stockholders may have interests, with respect to their common stock, that are different from those of investors in this offering and the concentration of voting power among one or more of these stockholders may have an adverse effect on the price of our common stock.

In addition, this concentration of ownership might adversely affect the market price of our common stock by: (1) delaying, deferring or preventing a change of control of our Company; (2) impeding a merger, consolidation, takeover or other business combination involving our Company; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause our common stock to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering to fund development costs for Berubicin and for working capital. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our stock price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

10

Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share and accompanying purchase warrant is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock and purchase warrants in this offering will experience immediate and substantial dilution on a book value basis. The dilution per share in the net tangible book value per share of common stock will be $1.91 per share, based on a public offering price of $2.47 per share, which was the closing price of our common stock on December 21, 2020. The foregoing dilution figures assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any pre-funded warrants or purchase warrants issued in this offering. The dilution figures also assume no exercise of the overallotment option by the underwriters. If outstanding stock options and warrants to purchase shares of common stock are exercised, there would be further dilution. See “Dilution.”

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We intend to seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing equity or convertible debt securities in addition to the shares issued in this offering, which would reduce the percentage ownership of our existing stockholders. Our board of directors has the authority, without action or vote of the stockholders, to issue all or any part of our authorized but unissued shares of common or preferred stock. Our articles of incorporation authorize us to issue up to 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. Future issuances of common or preferred stock would reduce your influence over matters on which stockholders vote and would be dilutive to earnings per share. In addition, any newly issued preferred stock could have rights, preferences and privileges senior to those of the common stock. Those rights, preferences and privileges could include, among other things, the establishment of dividends that must be paid prior to declaring or paying dividends or other distributions to holders of our common stock or providing for preferential liquidation rights. These rights, preferences and privileges could negatively affect the rights of holders of our common stock, and the right to convert such preferred stock into shares of our common stock at a rate or price that would have a dilutive effect on the outstanding shares of our common stock.

Holders of our purchase warrants or pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your pre-funded warrants or purchase warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your pre-funded warrants or purchase warrants. Upon exercise of your pre-funded warrants or purchase warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the pre-funded warrants or purchase warrants, public holders will only be able to exercise such pre-funded warrants or purchase warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the pre-funded warrants or purchase warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the pre-funded warrants or purchase warrants will be fewer than it would have been had such holders exercised their pre-funded warrants or purchase warrants for cash. Under the terms of the pre-funded warrants and purchase warrants, we have agreed to use our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

11

The pre-funded warrants and purchase warrants are speculative in nature.

The pre-funded warrants and purchase warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $0.001 per share of common stock and holders of the purchase warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $2.72 per share of common stock, at an assumed public offering price of $2.47 per share and accompanying purchase warrant, which is closing price of our common stock as reported on NASDAQ on December 21, 2020. Moreover, following this offering, the market value of the pre-funded warrants and purchase warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants and purchase warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the pre-funded warrants or purchase warrants, and consequently, whether it will ever be profitable for holders of the pre-funded warrants or purchase warrants to exercise such warrants.

The exercise price of the pre-funded warrants and purchase warrants offered by this prospectus will not be adjusted for certain dilutive events.

The exercise price of the pre-funded warrants and purchase warrants offered by this prospectus is subject to adjustment for certain events, including, but not limited to, stock dividends and stock splits, and other similar events. However, the exercise prices will not be adjusted for dilutive issuances of securities and there may be transactions or occurrences that may adversely affect the market price of our common stock or the market value of such pre-funded warrants or purchase warrants without resulting in an adjustment of the exercise prices of such pre-funded warrants or purchase warrants.

12

Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this prospectus, including in the documents incorporated by reference herein. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to obtain additional funding to develop our product candidates;

•	the need to obtain regulatory approval of our product candidates;

•	the success of our clinical trials through all phases of clinical development;

•	compliance with obligations under intellectual property licenses with third parties;

•	any delays in regulatory review and approval of product candidates in clinical development;

•	our ability to commercialize our product candidates;

•	market acceptance of our product candidates;

•	competition from existing products or new products that may emerge;

•	potential product liability claims;

•	our dependency on third-party manufacturers to supply or manufacture our products;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	our ability to adequately support future growth; and

•	our ability to attract and retain key personnel to manage our business effectively.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

13

Use of Proceeds

We estimate that we will receive net proceeds from the sale of common stock and accompanying purchase warrants of approximately $9.1 million (or approximately $10.5 million if the underwriters’ option to purchase additional common stock and accompanying purchase warrants from us is exercised in full), based upon an assumed public offering price of $2.47 per share and accompanying purchase warrant, which was the closing price of our common stock as reported on NASDAQ on December 21, 2020, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the purchase warrants issued in this offering.

Each $1.00 increase (decrease) in the assumed public offering price of $2.47 per share and accompanying purchase warrant (the last reported price for our common stock as reported on the Nasdaq Capital Market on December 21, 2020) would change our net proceeds by $3.8 million, assuming the number of shares and accompanying purchase warrants offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares and accompanying purchase warrants we are offering. An increase (decrease) of 100,000 in the number of shares and accompanying purchase warrants we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $0.2 million, assuming the assumed public offering price stays the same.

We intend to use the net proceeds for (i) our Phase 2 trial for Berubicin; (ii) other research and development; and (iii) working capital.

We estimate that our Phase 2 trial will cost approximately $30-35 million and, as such, we will require additional financing. The timing and costs of clinical trials are difficult to predict and as such the foregoing estimates may prove to be inaccurate. We have no commitments for such additional needed financing, and will likely be required to raise such financing through the sale of additional equity securities, which may occur at prices lower than the offering price of our common stock in this offering.

We believe the net proceeds of this offering, together with our cash and cash equivalents, will be sufficient to meet our cash, operational and liquidity requirements for at least 12 months.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. treasury bills and similar securities investments pending their use.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the board deems relevant.

14

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020 on:

•	an actual basis; and

•	on an as adjusted basis, to give further effect to this offering of 4,048,583 shares of common stock at an assumed public offering price of $2.47 per share and accompanying purchase warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The as adjusted basis assumes no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any pre-funded warrants or purchase warrants issued in this offering. The as adjusted basis also assumes no exercise of the overallotment option by the underwriters.

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in or incorporated by reference into this prospectus.

	At September 30, 2020
	Actual	As Adjusted
Cash and cash equivalents	$1,307,098	$10,407,098

Stockholders’ equity:
Preferred stock, $0.001 par value: 5,000,000 authorized, 0 shares issued and outstanding	–	–
Common stock, $0.001 par value: 75,000,000 shares authorized, actual and pro forma; 16,652,225 shares issued and outstanding, actual and 20,700,808 shares issued and outstanding, pro forma	16,652	20,701
Additional paid-in capital	20,399,241	29,495,192
Accumulated deficit	(17,941,438)	(17,941,438)
Total stockholders’ equity	2,474,455	11,574,455

Total capitalization	$2,474,455	$11,574,455

The number of shares of common stock to be outstanding after this offering is based on 16,652,225 shares outstanding as of September 30, 2020, and does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants or purchase warrants being offered by us in this offering, as well as:

•	3,986,630 shares of common stock underlying outstanding warrants at a weighted average exercise price of $3.99 per share;

•	2,200,736 shares of common stock underlying outstanding options with a weighted average exercise price of $2.00 per share, which options vest over a three to four-year period; and

•	1,453,926 shares issued to Lincoln Park Capital Fund, LLC pursuant to the purchase agreement dated September 15, 2020; and

•	2,799,264 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan.

15

Dilution

Purchasers of our common stock and accompanying purchase warrants in this offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and accompanying purchase warrants and the net tangible book value per share immediately after this offering.

As of September 30, 2020, our net tangible book value was $2.5 million, or $0.15 per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of common stock after the offering. After giving effect to the sale of 4,048,583 shares of common stock and accompanying purchase warrants in this offering at an assumed offering price of $2.47 per share and accompanying purchase warrants, which was the closing price of our common stock as reported on NASDAQ on December 21, 2020, assuming no value is attributed to the purchase warrants and such warrants are classified as and accounted for as equity, and after deducting underwriting commissions and estimated offering expenses payable by us, but without adjusting for any other change in our pro forma net tangible book value subsequent to September 30, 2020, our pro forma net tangible book value would have been $0.56 per share. This represents an immediate increase in pro forma net tangible book value of $0.41 per share to our existing stockholders and immediate dilution of $1.91 per share to new investors purchasing shares and accompanying purchase warrants at the proposed public offering price. The dilution figures assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any pre-funded warrants or and purchase warrants issued in this offering. The dilution figures also assume no exercise of the overallotment option by the underwriters. The following table illustrates the dilution in pro forma net tangible book value per share to new investors as of September 30, 2020:

Assumed public offering price per share	$2.47
Pro forma net tangible book value per share at September 30, 2020	$0.15
Increase in pro forma net tangible book value per share to the existing stockholders attributable to this offering	$0.41
Adjusted pro forma net tangible book value per share after this offering	$0.56
Dilution in net tangible book value per share to new investors	$1.91

Each $1.00 increase (decrease) in the assumed public offering price of $2.47 per share and accompanying purchase warrants, would increase (decrease) our as adjusted net tangible book deficit per share to existing investors by $0.18, and would increase (decrease) dilution per share to new investors in this offering by $0.82, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated discounts and commissions and estimated offering expenses payable by us. In addition, to the extent any outstanding options to purchase common stock are exercised or any outstanding restricted stock units vest, new investors would experience further dilution. If the underwriters exercise their option to purchase additional shares and accompanying purchase warrants in full, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be approximately $0.61 per share, and the dilution in as adjusted net tangible book value per share to investors in this Offering would be approximately $1.86 per share of common stock.

The number of shares of common stock to be outstanding after this offering is based on 16,652,225 shares outstanding as of September 30, 2020, and does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants or purchase warrants being offered by us in this offering, and does not give effect to:

•	3,986,630 shares of common stock underlying outstanding warrants at a weighted average exercise price of $3.99 per share;

•	2,200,736 shares of common stock underlying outstanding options with a weighted average exercise price of $2.00 per share, which options vest over a three to four-year period;

•	1,453,926 shares issued to Lincoln Park Capital Fund, LLC pursuant to the purchase agreement dated September 15, 2020; and

•	2,799,264 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan.

16

Description of Capital Stock

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the CNS Pharmaceuticals, Inc. articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes.

Our amended and restated articles of incorporation authorize us to issue up to 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 30, 2020, we have 16,652,225 shares of common stock outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our articles of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

17

Convertible Notes and Warrants

In August and September 2017, we issued an aggregate of $86,825 in principal amount of convertible notes (the “2017 Notes”), at conversion prices ranging from $0.001 to $0.045 per share. The note holders also collectively received in the aggregate warrants to purchase 1,206,059 shares of our common stock at an exercise price of $11.00 per share. On December 31, 2018, the Company amended the 2017 convertible notes to allow the notes to be converted prior to the Company’s IPO at the holder’s option. Certain debtholders then exercised their right to convert the outstanding principal and accrued interest of their outstanding notes on December 31, 2018. A total of $38,670 of outstanding principal and $3,128 of accrued interest was converted into 2,158,500 shares of common stock. Additionally, certain note holders entered into settlement agreements to extinguish their remaining principal balance of $48,155 and remaining accrued interest of $8,434 in exchange for 2,454,071 warrants to purchase common stock at an exercise price of $0.70 per share for a term of five years. The December 31, 2018 amendment, conversion and settlement was accounted for as an extinguishment and a loss on extinguishment of $6,286,841 was recognized. As of December 31, 2018, none of the 2017 Notes remained outstanding.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our articles of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our articles of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See “Preferred Stock” above.

18

Nevada Takeover Statute

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our amended and restated articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our amended and restated articles of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CNSP”.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer and Trust.

19

Description of PRE-FUNDED WARRANTS AND PURCHASE WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants and purchase warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants and purchase warrants.

Pre-Funded Warrants

Form. The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the issuance of the pre-funded warrants, the holder exercises its pre-funded warrants and a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the pre-funded warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the pre-funded warrants to the holders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

20

Purchase Warrants

Form. The purchase warrants will be issued as individual warrant agreements to the investors. You should review the form of purchase warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the purchase warrants.

Exercisability. The purchase warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the purchase warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s purchase warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the purchase warrants. Purchasers of purchase warrants in this offering may also elect prior to the issuance of the purchase warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a purchase warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the purchase warrants is $       (or 110% of the public offering price of the common stock) per share of common stock. The purchase warrants will be immediately exercisable and may be exercised at any time up to the date that is five years after their original issuance. The exercise price of the purchase warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the issuance of the purchase warrants, a holder of the purchase warrants exercises the purchase warrants and a registration statement registering the issuance of the shares of common stock underlying the purchase warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the purchase warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the purchase warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the purchase warrants to the holders.

Transferability. Subject to applicable laws, the purchase warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the purchase warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the purchase warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the purchase warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the purchase warrants will be entitled to receive upon exercise of the purchase warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the purchase warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a purchase warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the purchase warrant.

21

UNDERWRITING

We have entered into an underwriting agreement, dated , 2020, with A.G.P./Alliance Global Partners, acting as the representative of the several underwriters named below, with respect to the shares of common stock and pre-funded warrants, and accompanying purchase warrants. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the shares of common stock and pre-funded warrants, and accompanying purchase warrants, provided below opposite their respective names.

Underwriter	Number of shares of common stock	Number of pre-funded warrants	Number of Purchase Warrants
A.G.P./Alliance Global Partners

Total:

The underwriters are committed to purchase all the shares of common stock and the pre-funded warrants, and accompanying purchase warrants, offered by us other than those covered by the option to purchase additional shares and/or purchase warrants as described in the “Over-allotment Option” section below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and the pre-funded warrants, and accompanying purchase warrants, at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of  $         per share of common stock and pre-funded warrant, and accompanying purchase warrants. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of  $       per share of common stock and the pre-funded warrant, and accompanying purchase warrants, to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of common stock and the pre-funded warrants, and accompanying purchase warrants, are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering:

	Per Share and accompanying Purchase Warrants	Per Pre-Funded Warrant and accompanying Purchase Warrants	Total without Exercise of Over-allotment option	Total with Exercise of Over-allotment option
Public offering price	$	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

We have agreed to reimburse the underwriters up to $80,000 for their actual and accountable out-of-pocket expenses and up to $25,000 for their non-accountable expenses. We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriters’ out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $200,000.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to an additional 607,287 shares of common stock and/or additional purchase warrants to purchase up to 303,644 shares of common stock (up to 15% of the number of shares of common stock and purchase warrants sold in the primary offering), solely to cover overallotments, if any, at the public offering price set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered.

22

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:

•	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, whether now owned or hereafter acquired or with respect to which such person has or later acquires the power of disposition, whether any such transaction is to be settled by delivery of our securities, in cash, or otherwise;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities; or

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, for a period of 90 days from the date of this prospectus, with certain exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital, whether any such transaction described in clause (i) or (ii); or (iii) except as provided in the lock-up agreement, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible into or exercisable or exchangeable for shares or any other of our securities; or (d) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending 90 days after the closing date of the offering.

Stabilization

In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing common stock in the open market.

23

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common stock to close out the short position, the underwriters will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase common stock through exercise of the over-allotment option. If the underwriters sell more shares of common stock than could be covered by exercise of the over-allotment option, and, therefore, have a naked short position, the position can be closed out only by buying common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which services they may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

24

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Schiff Hardin LLP, Washington, DC. Certain legal matters in connection with this offering will be passed upon for the underwriters by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2019 and 2018 incorporated by reference in this prospectus have been audited by MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, filed with the SEC filed with the SEC on May 15, 2020; June 30, 2020, filed with the SEC filed with the SEC on August 10, 2020; and September 30, 2020, filed with the SEC filed with the SEC on November 12, 2020;
•	our Current Reports on Form 8-K filed with the SEC on January 16, 2020 (the second Form 8-K filed on such date); March 26, 2020; May 18, 2020; May 27, 2020; May 28, 2020; June 9, 2020; June 11, 2020; September 4, 2020; September 21, 2020; and December 21, 2020, in each case to the extent the information in such reports is filed and not furnished;
•	our Definitive Proxy Statement on Schedule 14A filed on April 24, 2020; and
•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 5, 2019, including any amendments or reports filed for the purposes of updating this description.

25

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to CNS Pharmaceuticals, Inc., Attn: Corporate Secretary, 2100 West Loop South, Suite 900, Houston, TX 77027.

You also may access these filings on our website at www.cnspharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of common stock being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

26

4,048,583 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 4,048,583 Shares of Common Stock

Warrants to Purchase Up to 2,024,292 Shares of Common Stock

CNS Pharmaceuticals, Inc.

PROSPECTUS

________________

                        , 2020

A.G.P.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of CNS Pharmaceuticals, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant.

Amount to be Paid
SEC Registration fee	$1,945
Financial Industry Regulatory Authority, Inc. filing fee	1,650
Printing and engraving expenses	5,000
Legal fees and expenses	150,000
Accounting fees and expenses	30,000
Transfer Agent’s fees	5,000
Miscellaneous fees and expenses	10,000
Total	$203,595

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation, as amended, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act:

Upon the formation of CNS Pharmaceuticals, Inc., for services rendered the Registrant issued 8,829,000 shares of common stock to entities controlled by the Registrant’s founder, Dr. Waldemar Priebe.

II-1

In July 2017, the Registrant entered into a consulting agreement with an entity controlled by Matthew Lourie pursuant to which Mr. Lourie agreed to serve as the Registrant’s Chief Financial Officer. In connection with the consulting agreement, the Registrant agreed that Mr. Lourie would purchase 15,000 shares of common stock at a purchase price of $0.001 per share; provided that if Mr. Lourie terminates his services with the Registrant, the Registrant has certain repurchase rights. In November 2017, the Registrant issued an additional 15,000 shares of common stock to Mr. Lourie for services. These shares are subject to same buyback provision as discussed above.

In September 2017, in connection with John Climaco’s employment agreement, the Registrant agreed that Mr. Climaco would purchase 900,000 shares of common stock at a purchase price of $0.001 per share; provided that if Mr. Climaco’s employment with the Registrant is terminated the Registrant has certain repurchase rights.

In August 2017, the Registrant issued 10% convertible notes in an aggregate of $975 in principal amount of convertible notes. The note holders also received in the aggregate warrants to purchase 289,575 shares of common stock at an exercise price of $11.00 per share. In August 2017, the Registrant also issued 10% convertible notes in an aggregate of $23,450 in principal amount of convertible notes. The note holders also received in the aggregate warrants to purchase 504,644 shares of common stock at an exercise price of $11.00 per share. In September 2017, the Registrant issued 10% convertible notes in an aggregate of $62,400 in principal amount of convertible notes. The note holders also received in the aggregate warrants to purchase 411,840 shares of our common stock at an exercise price of $11.00 per share. On December 31, 2018, the Company amended the 2017 convertible notes to allow the notes to be converted prior to the Company’s IPO at the holder’s option. Certain debtholders then exercised their right to convert the outstanding principal and accrued interest of their outstanding notes on December 31, 2018. A total of $38,670 of outstanding principal and $3,128 of accrued interest was converted into 2,158,500 shares of common stock. Additionally, certain note holders entered into settlement agreements to extinguish their remaining principal balance of $48,155 and remaining accrued interest of $8,434 in exchange for 2,454,071 warrants to purchase common stock at an exercise price of $0.70 per share for a term of five years.

In December 2017, the Registrant obtained the rights to a worldwide, exclusive royalty-bearing, license to the chemical compound commonly known as Berubicin from Houston Pharmaceuticals, Inc. In the license agreement, the Registrant agreed to issue Houston Pharmaceuticals, Inc. 200,000 shares of common stock.

Between December 2017 and March 2018, the Registrant sold 327,004 shares of common stock at $1.50 per share in a private placement.

In March 2018, the Registrant commenced an offering pursuant to Regulation CF of the Securities Act pursuant to which it offered units of SAFE securities. The offering was terminated on June 11, 2018 and the Registrant issued $628,558 of SAFE securities to investors and $12,571 of SAFE securities as commission fee to a vendor. Pursuant to the terms of the SAFE securities, if the Registrant completes this offering and becomes listed on the Nasdaq Stock Market, the purchaser of the SAFE security will automatically receive a number of shares of common stock equal to the purchase amount divided by the product of (a) 84% multiplied by (b) the public offering price per share in this offering.

On June 15, 2018, the Registrant entered into an agreement to issue 10% convertible notes in an aggregate of $300,000 in principal amount of convertible notes, which principal and accrued interest will automatically convert into shares of common stock upon the closing of this offering at a conversion rate of $1.50 per share.

In June and July 2019, the Registrant sold 817,500 shares of common stock at $2.00 per share in a private placement.

On September 15, 2020, the Registrant entered into a Purchase Agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, Lincoln Park is committed to purchase up to an aggregate of $15.0 million shares of the Registrant’s common stock over the 36-month term of the agreement. The Registrant issued 201,991 shares of its common stock to Lincoln Park in consideration for entering into the agreement.

All of the securities above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, other than the SAFE securities which were issued pursuant to Regulation CF of the Securities Act.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Number	Description
1.1 *	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc. (filed as exhibit 3.1 to the Company’s Form 10-Q filed May 15, 2020)
3.2	Amended and Restated Bylaws of CNS Pharmaceuticals, Inc. (filed as exhibit 2.2 to the Company’s Form 1-A file no. 024-10855)
4.1	Form of convertible promissory note issued to debt holders (filed as exhibit 3.1 to the Company’s Form 1-A file no. 024-10855)
4.2	Form of warrant issued to convertible debt holders (filed as exhibit 3.2 to the Company’s Form 1-A file no. 024-10855)
4.3	Form of Warrant issued to underwriter in IPO (filed as exhibit 3.4 to the Company’s Form 1-A Amendment file no. 024-10855)
4.4 ***	Form of Pre-Funded Warrant
4.5 *	Form of Purchase Warrant
5.1 *	Opinion of Schiff Hardin LLP
10.1	Amended And Restated Patent License Agreement effective as of December 28, 2017 between CNS Pharmaceuticals, Inc. and Houston Pharmaceuticals, Inc. (filed as exhibit 6.1 to the Company’s Form 1-A file no. 024-10855)
10.2	Collaboration and Asset Purchase Agreement between CNS Pharmaceuticals, Inc. and Reata Pharmaceuticals, Inc. dated November 21, 2017 (filed as exhibit 6.2 to the Company’s Form 1-A file no. 024-10855)
10.3 **	2017 Stock Plan of CNS Pharmaceuticals, Inc. (filed as exhibit 6.3 to the Company’s Form 1-A file no. 024-10855)
10.4 **	Employment Agreement between CNS Pharmaceuticals, Inc. and John M. Climaco dated September 1, 2017 (filed as exhibit 6.4 to the Company’s Form 1-A file no. 024-10855)
10.5 **	Consulting Agreement between CNS Pharmaceuticals, Inc. and Fresh Notion Financial Services dated July 27, 2017 (filed as exhibit 6.5 to the Company’s Form 1-A file no. 024-10855)
10.6	Sublicense Agreement between CNS Pharmaceuticals, Inc. and WPD Pharmaceuticals, Inc. dated August 30, 2018 (filed as exhibit 6.6 to the Company’s Form 1-A Amendment file no. 024-10855)
10.7	Sublicense Agreement between CNS Pharmaceuticals, Inc. and Animal Life Sciences, LLC. dated August 31, 2018 (filed as exhibit 6.7 to the Company’s Form 1-A Amendment file no. 024-10855)
10.8 **	Employment Letter between CNS Pharmaceuticals, Inc. and Donald Picker (filed as exhibit 10.8 to the Company’s Form 1-A Amendment file no. 024-10855)
10.9 **	Employment Letter between CNS Pharmaceuticals, Inc. and Sandra Silberman (filed as exhibit 10.9 to the Company’s Form 1-A Amendment file no. 024-10855)
10.10 **	Employment Agreement between CNS Pharmaceuticals, Inc. and Christopher Downs dated September 14, 2019 (filed as exhibit 10.10 to the Company’s Form S-1/A Amendment file no. 333-232443)
10.11 +	Patent and Technology License Agreement with The Board of Regents of The University of Texas System, an agency of the State of Texas, on behalf of The University of Texas M. D. Anderson Cancer Center, dated January 10, 2020 (filed as exhibit 10.11 to the Company’s Form 10-K filed March 12, 2020)
10.12	Development Agreement between CNS Pharmaceuticals, Inc. and WPD Pharmaceuticals dated March 20, 2020 (filed as exhibit 10.1 to the Company’s Form 8-K filed March 26, 2020)
10.13**	2020 Stock Plan of CNS Pharmaceuticals, Inc. (filed as exhibit 99.2 to the Company’s Form S-8, file no. 333-239998, filed on July 22, 2020
10.14**	Amendment to Employment Agreement between CNS Pharmaceuticals, Inc. and John Climaco dated September 1, 2020 (filed as exhibit 99.1 to the Company’s Form 8-K filed September 4, 2020)
10.15	Purchase Agreement, dated as of September 15, 2020, by and between the Company and Lincoln Park Capital Fund, LLC (filed as exhibit 10.1 to the Company’s Form 8-K filed September 21, 2020)
10.16	Registration Rights Agreement, dated as of September 15, 2020, by and between the Company and Lincoln Park Capital Fund, LLC (filed as exhibit 10.2 to the Company’s Form 8-K filed September 21, 2020)
23.1 *	Consent of MaloneBailey LLP
23.2 *	Consent of Schiff Hardin LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously included on signature page)

__________________

*	Filed herewith
**	Management contract or compensatory plan, contract or arrangement.
***	Previously filed.
+	Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

II-3

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

II-4

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on December 22, 2020.

CNS PHARMACEUTICALS, INC. (Registrant)

By:	/s/ John Climaco
John Climaco Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ John Climaco		December 22, 2020
John Climaco	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Christopher Downs
Christopher Downs	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 22, 2020

*
Jerzy (George) Gumulka	Director	December 22, 2020

*
Carl Evans	Director	December 22, 2020

*
Jeffry Keyes	Director	December 22, 2020

*
Andrzej Andraczke	Director

*       Pursuant to power of attorney

By: /s/ Christopher Downs

Christopher Downs

Attorney-in-fact

II-6